UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change to Book Value Performance Program

On June 11, 2013, the Board of Directors of Prudential Financial, Inc. (the “Company”) approved a change to the Book Value Performance Program applicable to book value unit awards made in 2012 and subsequently. Under this change, upon an “approved retirement” following three months or more of active service in the year of grant and the execution of a release, the executive will be entitled to pay outs on the normal payment schedule with respect to the outstanding book value units funded from the mandatory deferral of a portion of the executive’s annual incentive award (30% of the annual incentive award in the case of named executive officers). This change does not apply to book value unit awards funded from the allocation of 20% of an executive’s total long-term incentive award value. For those book value unit awards, upon such a retirement, the executive will continue as present to be entitled to pay outs on the normal payment schedule with respect to one-third (1/3) of the pro-rated number of book value units outstanding (based on the number of months of service during the year of grant divided by 12), with the remainder of the outstanding book value units to be forfeited.

Attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference are revised Forms of Terms and Conditions relating to awards to executive officers in 2012 and 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units reflecting the change in the Book Value Performance Program described above.

Item 8.01	Other Events.

On June 11, 2013, the Company issued a news release announcing that its Board of Directors has authorized the repurchase of up to $1.0 billion of the Company’s outstanding Common Stock during the period from July 1, 2013 through June 30, 2014. The news release is attached as Exhibit 99.0.

The timing and amount of any share repurchases under the Company’s share repurchase authorization will be determined by management based on market conditions and other considerations, and such repurchases may be effected in the open market, through derivative, accelerated repurchase and other negotiated transactions and through plans designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Revised Form of Terms and Conditions relating to awards to executive officers in 2012 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units.

10.2	Revised Form of Terms and Conditions relating to awards to executive officers in 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units.

99.0	News release of Prudential Financial, Inc., dated June 11, 2013, announcing the authorization of share repurchases of up to $1.0 billion during the period from July 1, 2013 through June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
	Name:	John M. Cafiero
	Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

10.1	Revised Form of Terms and Conditions relating to awards to executive officers in 2012 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units.

10.2	Revised Form of Terms and Conditions relating to awards to executive officers in 2013 under the Omnibus Incentive Plan of stock options, performance shares and performance units and book value units.

99.0	News release of Prudential Financial, Inc., dated June 11, 2013, announcing the authorization of share repurchases of up to $1.0 billion during the period from July 1, 2013 through June 30, 2014.